INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


To the Board of Directors and Stockholder of Cooper Flooring International, Inc.

We consent to the use in this Registration Statement of Cooper International Group, Inc. on Form S-1 of our report dated September 1, 1995 related to the financial statements of Cooper Flooring International, Inc. (formerly Cooper Distributors, Inc.) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Information" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Cooper Flooring International, Inc. (the "Company") listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/  DELOITTE & TOUCHE LLP

Miami, Florida
August 7, 1996



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                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Cooper International Group, Inc. on Form S-1 of our report dated June 28, 1996 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Information" and "Experts" in such Prospectus.



/s/  DELOITTE & TOUCHE LLP

Miami, Florida
August 7, 1996